UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 18, 2015, The Clorox Company (the “Company”) held its annual meeting of stockholders in Oakland, California. The matters voted on and the results of the vote were as follows:

1.	The Company’s stockholders elected the following directors to each serve until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Richard H. Carmona	84,454,359	3,247,630	465,041	25,719,899
Benno Dorer	87,077,244	623,450	466,336	25,719,899
Spencer C. Fleischer	86,851,116	830,298	485,616	25,719,899
George J. Harad	86,976,951	672,346	517,733	25,719,899
Esther Lee	86,230,376	1,432,229	504,425	25,719,899
Robert W. Matschullat	76,561,307	11,097,513	508,210	25,719,899
Jeffrey Noddle	86,209,357	1,456,488	501,185	25,719,899
Rogelio Rebolledo	85,811,910	1,850,670	504,450	25,719,899
Pamela Thomas-Graham	86,905,330	766,157	495,543	25,719,899
Carolyn M. Ticknor	85,719,472	1,956,651	490,907	25,719,899
Christopher J. Williams	86,847,508	811,276	508,246	25,719,899

2.	The Company’s stockholders voted for (on an advisory basis) the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
81,796,964	5,376,997	993,069	25,719,899

3.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

Number of Votes
For	Against	Abstain	Broker Non-Votes
112,140,338	1,052,222	694,369	0

4.	The Company’s stockholders voted for the approval of the material terms of the performance goals under the Company’s Executive Incentive Compensation Plan.

Number of Votes
For	Against	Abstain	Broker Non-Votes
84,598,705	2,702,160	866,164	25,719,899

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	November 19, 2015	By:	/ s/ Laura Stein
Executive Vice President – General Counsel